First Trust Advisors L.P.
                             120 East Liberty Drive
                                   Suite 400
                            Wheaton, Illinois 60187




                                 June 20, 2012


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

         Re:                       FT 3582

Gentlemen:

      We have examined the Registration Statement File No. 333-181688 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

      You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                   Sincerely,

                                   First Trust Advisors L.P.



                                   Jason T. Henry
                                   Senior Vice President